Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

RumbleOn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, par value $0.001 per share
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share
	Debt	Debt Securities	Rule 457(o) (2)			(2)		(2)	(2)
	Other	Warrants
	Other	Units
	Other	Rights
	Unallocated (Universal) Shelf	—				$250,000,000	(3)	.00014760	$36,900
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts					$250,000,000		.00014760	$36,900
	Total Fees Previously Paid								N/A
	Total Fee Offsets								$9,082.58
	Net Fee Due								$27,817.42

(1)	Any securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.
(2)	There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.
(3)	Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	RumbleOn, Inc.	S-3	333-257198	06/21/2021		$9,082.58	Unallocated (Universal) Shelf	(1)	(1)	$83,250,043.00
Fee Offset Sources	RumbleOn, Inc.	S-3	333-257198		06/21/2021						$27,275.00

(1)	On June 21, 2021, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-257198) (the “Prior Registration Statement”), which registered an aggregate amount of $250,000,000 of Class B common stock, preferred stock, debt securities, warrants, and units to be offered by the registrant from time to time and paid a total registration fee of $27,275.00. The registrant sold an aggregate of $166,749,957.00 of such securities pursuant to the Prior Registration Statement, leaving the balance of $83,250,043.00, representing $9,082.58 in registration fees (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using $9,082.58 in unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.